UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2015

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	000-53680	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

WRG Asset Purchase Agreement.

As reflected in the Form 8-K filed by DS Healthcare Group, Inc., a Florida corporation (“DSKX”, “we,” “our”, “our company”) with the SEC on August 17, 2015 and September 29, 2015, we entered into an asset purchase agreement, dated as of August 31, 2015, with Carey Williams and Stefan Russell, the owners of all of the capital stock of W/R Group, Inc., an Arizona corporation (“WRG”).  The asset purchase agreement replaced a stock purchase agreement, effective as of August 11, 2015, that we entered into with the owners of WRG.

On December 23, 2015, we, WRG, the stockholders of WRG and WRG Acquisition Corporation, a newly formed Arizona subsidiary of our company (the “Buyer”) entered into an amended and restated asset purchase agreement (the “Restated Asset Purchase Agreement”) that supersedes the prior asset purchase agreement.  The Restated Asset Purchase Agreement was entered into primarily to make adjustments in the methods by which we will pay the purchase price for the purchased assets, to consist of substantially all of the assets and business of WRG and 100% of the capital stock of its consolidated subsidiaries (collectively, with WRG, the “WRG Group”).

Under the terms of the December 23, 2015 restated asset purchase agreement, we agreed to cause the Buyer to purchase 100% of the purchased assets and to assume substantially all of the liabilities of WRG, excluding certain pre-closing contingent liabilities and all tax obligations arising prior to the Closing Date.  In addition to the Buyer’s assumption of the assumed liabilities, we agreed to cause the Buyer pay total consideration of $42.5 million, of which,

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$26.0 million is payable at closing in cash to the WRG stockholders;

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$2.0 million is payable at closing in the form of two 4% $1.0 million promissory notes of the Buyer due 12 months following the closing and guaranteed by our company; and

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$2.0 million is payable at closing in the form of 800,000 shares of our company stock valued at $2.50 per share.

In addition to the above closing payments totaling $30.0 million, an additional $12.25 million is payable as earn-out payments over the five consecutive fiscal years ending December 31, 2016, December 31 2017, December 31 2018, December 31 2019 and December 31, 2020 (each a “Measuring Fiscal Year”) of the WRG Group and its affiliate WR Group-IC DISC, Inc., as surviving corporation of the merger described below, subject to extension of the Measuring Fiscal Years, as set forth below.  Such earn-out payments shall be paid, as to $10,000,000 in cash, and as to $2,250,000 in the form of additional shares of DSKX common stock.

In the event and to the extent that the “Pre-Tax Profits” (as defined) of the WGR Group and its affiliate in any one of the five Measuring Fiscal Years shall equal or exceed $8,500,000 WRG or WRG’s stockholders shall be entitled to receive an annual earn-out payment in the amount of $2,450,000, which annual earn-out payment shall be allocated on the basis of $2,000,000 in cash and $450,000 in additional shares of DSKX Common Stock.  In the event that for any reason the actual Pre-Tax Profits in any one Measuring Fiscal Year shall be less than $8,500,000, then and in such event, the annual earn-out payment that WRG or its stockholders shall be entitled to receive in respect of such Measuring Fiscal Year shall be limited to 25% of the actual Pre-Tax Profits earned in such Measuring Fiscal Year.

The term “Pre-Tax Profits” is defined to mean the net income of the WRG Group and its affiliate WR Group-IC DISC, Inc. before deduction for income taxes, interest paid on financing obtained by the Company to pay the cash portion of the purchase price for the acquisition of the WRG Group and its affiliate, depreciation and amortization of intangibles, and payments of any performance bonus or profit participation to the WRG stockholders.

In the event that WRG or its stockholders have not received $12.5 million of earn-out payments as of the end of the initial five years ending December 31, 2020, the earn-out period and the Measuring Fiscal Years will be extended to include each of the next immediately succeeding fiscal years thereafter until all $12.5 million of earn-out payments have been received by the WRG stockholders. In no event will the annual earn-out payments exceed $2.45 million during any one Measuring Fiscal Year.

During the earn-out period, the earn-out payments applicable to each of the three fiscal quarters ending March 31st, June 30th and September 30th will be paid into escrow on a quarterly basis in an amount equal to the lower of (i) 25% of the Pre-Tax Profits earned during the fiscal quarters in question, or (ii) $500,000. Such quarterly earn-out payments are subject to a true up adjustment in the event the actual annual Pre-Tax Profits earned for the full fiscal year in question are adjusted during the preparation and audit of our annual financial statements for the fiscal years ended December 31st during the Measuring Fiscal Years.  In addition, if Pre-tax Profits in any one Measuring Fiscal Year equal or exceed $8.5 million, we have agreed to secure the payment of the next annual earn-out payment by a letter of credit issued by a bank in the favor of the WRG stockholders.

Merger Agreement with WR Group-IC DISC, Inc.

In a related transaction, as of December 23, 2015, we entered into an amended and restated merger agreement with WR Group IC-Disc, Inc., a Nevada corporation and Stefan Russell, the sole stockholder of DiscCo.  Under the terms of the revised merger agreement, WR Group IC-Disc, Inc. will merge with and into WRG Acquisition Corp., our newly formed Nevada acquisition subsidiary, with our merger subsidiary as the surviving corporation of the merger. Prior to the closing of the merger, our merger subsidiary will qualify as a domestic international sales corporation. WR Group IC-Disc, Inc. and the surviving corporation of the merger is collectively referred to herein as “DiscCo”.

Under the terms of the amended and restated merger agreement, Russell, as the sole stockholder of DiscCo, will receive merger consideration consisting of the sum of (a) 677,966 shares of our common stock, determined by dividing a value of $2,000,000 by $2.95 per share (the “Closing Merger Consideration”), and (b)169,492 additional shares of our common stock valued at $500,000 (the “Additional Merger Shares”); with such shares of common stock, in each case, valued based on the closing price of our common stock, as quoted on the Nasdaq Capital Market on September 23, 2015.  The Additional Merger Shares are to be issued at closing of the merger, but will be held in escrow subject to release to Mr. Russell at the rate of 20% per fiscal year only if the Pre-Tax Profits of the WRG Group and the surviving corporation of the merger equal or exceed $8.5 million.

The merger agreement also provides that in the event and to the extent that, by the close of business on June 30, 2018, the number of shares of our common stock issued as merger consideration does not have a market value, based on the volume weighted average of our Common Stock, (as traded on the Nasdaq Capital Markets or other national securities exchange) for the 10 consecutive trading days immediately prior to the June 30, 2018 (the “June 30, 2018 Market Price”), of at least $12.0 million, then and in such event, we shall issue to Mr. Russell additional shares of its our common stock (the “Make Whole Shares”) at the then per share June 30, 2018 Market Price (subject to a $5.00 floor price) to make up any full or partial short-fall in value below $12.0 million.  The “make whole” provisions of the merger agreement shall terminate if Mr. Russell elects to sell any of his common stock during the two and one-half year period ending June 30, 2018 other than in connection with “Permitted Transfers” or a “Sale of Control” (as those terms are defined in the stockholders agreement referred to below).

On the closing date of the Merger, we will cause the surviving corporation of the merger to retire and pay a $4.0 million note issued in July 2015 and payable by DiscCo to Carey Williams.

The foregoing summary of certain terms of the amended and restated asset purchase agreement, the amended and restated agreement and plan of merger and the stockholders agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of those agreements, copies of which are attached to as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K filed with the Securities and Exchange Commission; all of which documents are hereby incorporated herein by reference.

Other Transaction Provisions.

Although we anticipate that we will be able to consummate the transactions contemplated by the restated asset purchase agreement and restated merger agreement on or before the end of January 2016, the parties to such agreements have agreed to treat the purchase of the WRG Group assets and business and the Merger acquisition of DiscCo as though such transactions had occurred on January 1, 2016.

Consummation of the merger will occur immediately following the acquisition of the assets of the WRG Group under the asset purchase agreement, and a consummation of both our purchase of the WRG assets and business and the merger with DiscCo are co-dependent upon each other and conditions to consummation of each of the asset purchase agreement and merger agreement, including the entry into employment agreements with each of Messrs. Williams and Russell.

On the Closing Date of the asset purchase agreement and the merger agreement, we will enter into separate five year employment agreements with each of Carey Williams and Stefan Russell pursuant to which they will continue to serve as the senior executive officers of the WRG Group and DiscCo.  Pursuant to such employment agreements Messrs. Williams and Russell shall be entitled to receive annual base compensation at the rate of $750,000 and $300,000, respectively, plus certain incentive compensation.

In addition, we will enter into a stockholders agreement with Messrs. Williams and Russell as it relates to the management and operation of the WRG Group and DiscCo. Under the terms of the stockholders agreement, the boards of directors of each of WRG and subsidiaries and DiscCo will continue to consist of five persons, three of whom shall be nominated by our company and two of whom shall be Russell and Williams or their designees. In addition, Russell shall be invited to serve on the board of directors of our company. The businesses of WRG Group and DiscCo will be managed by the board of directors, except that certain specified major decisions related to the WRG Group and its affiliate generally involving major capital or financial matters and related party transactions, will also require the approval or consent of Russell and Williams.

Conditions to Consummation of the Transactions.

Consummation of the transactions contemplated by the asset purchase agreement and the merger agreement is subject to a number of conditions including the following:

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Completion of the audit of the financial statements of both the WRG Group and DiscCo for the two fiscal years ended December 31, 2013 and December 31, 2014 by Marcum LLP, our independent public accountants, and review of the unaudited financial statements of WR Group as of June 30, 2015 and for the nine-month periods ended September 30, 2014 and September 30, 2015;

•	Completion of a satisfactory due diligence investigation of the business and financial condition of WR Group;

•	Our entry into five year employment agreements with each of Carey Williams and Stefan Russell and a stockholders agreement with such persons relating to the ongoing operations of the WR Group;

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Our delivery to the WRG stockholders on or before January 7, 2016 a draft of loan and security agreement from one or more financially credible financing sources demonstrating the availability of the required financing, the terms and conditions of which shall be reasonably acceptable to the Board of Directors of the Company and reasonably acceptable to the WRG stockholders; and

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Our obtaining from one or more investors any combination of secured or unsecured debt or equity financing aggregating not less than $35.0 million to enable us to pay the cash portion of the purchase price under the stock purchase agreement and other financial obligations owed pursuant to the merger agreement, and all transaction expenses; all upon such terms and conditions as shall be reasonably acceptable to our Board of Directors and the WRG stockholders.

Financing

On December 29, 2015, we received a letter (the “Highly Confident Letter”) from White Oak Global Advisors LLC (“White Oak”) for a $31.0 million senior secured four year credit facility (the “Senior Credit Facility”); the net proceeds of which are to be applied, in part, toward consummation of our contemplated purchase of WRG Group and DiscCo.  It is currently contemplated that the Senior Credit Facility will contain, among other proposed terms, that principal will be amortized in equal quarterly installments commencing on September 30, 2016, provided that such date may be extended subject to the achievement of certain financial targets.  The Senior Credit Facility is to be secured by a first priority senior lien and security interest on all of our assets and properties and on all of the assets and properties of each of DSKX, WRG, DiscCo and their respective subsidiaries, as borrowers.

Consummation of such debt financing is conditioned, among other things~~,~~ upon completion of a satisfactory due diligence investigation by White Oak, legal documentation acceptable to the parties, and our raising up to $10 million in equity financing.

During the eleven months ended November 30, 2015, we raised an aggregate of $800,000 in equity though a series of private placements of our common stock, and, as reported in our Form 8-K dated December 21, 2015, we recently completed a $5,000,000 registered direct equity financing with two institutional investors through the sale of 2,000,000 shares of our common stock at a price of $2.50 per share and warrants to purchase 1,500,000 shares of our common stock at an exercise price equal to $2.85 (the “Warrants”).  Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable.

It is anticipated that the senior secured debt financing and the closing of the transactions described in this Form 8-K will occur on or about January 15, 2016 or as soon thereafter as is practicable.

Although we believe that we will be able to satisfy all of the foregoing condition to closing the acquisitions of the WRG Group and DiscCo, as at the date of this Form 8-K, we cannot assure you that we will be able to satisfy all of such conditions to closing on a timely basis, if at all. Even if we are able to obtain the required financing on terms satisfactory to the parties, we cannot assure you that such financing will not materially burden our company with excessive debt, and that the terms of such equity financing will not substantially dilute the equity interests of our existing stockholders. If the transactions are consummated, we cannot assure you that we will be successful in integrating the business of WRG Group and its affiliate with our existing business or that such acquisition will prove to be profitable to us and beneficial to our stockholders.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.02.

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

The issuance of the Company’s common stock will be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of such common stock will not involve a public offering and will be made without general solicitation or advertising. Each of the WRG stockholders represented that, among other things, he is an accredited investor, as such term is defined under the securities laws.

Item 9.01

Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than four business days after the date on which the acquisitions of the WR Group contemplated by this Current Report on Form 8-K is consummated.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than four business days after the date on which the acquisitions of the WR Group contemplated by this Current Report on Form 8-K is consummated.

(d) Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Asset Purchase Agreement and Disclosure Schedules dated December 23, 2015 among DS Healthcare Group, Inc., WR Group Acquisition Corporation an Arizona corporation (“Buyer”)., Carey Williams and Stefan Russell.

10.2

Amended and Restated Agreement and Plan of Merger and Reorganization and Disclosure Schedules dated as of December 23, 2015 among DS Healthcare Group, Inc., WR Group Acquisition Corp., Stefan Russell and WR Group IC-Disc, Inc.

10.3	Form of Stockholders Agreement to be entered into among DS Healthcare Group, Inc., Carey Williams and Stefan Russell.
10.4	Form of Employment Agreements to be entered into among DS Healthcare Group, Inc., Carey Williams and Stefan Russell.
10.5	December 28, 2015 letter from White Oak Global Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: December 29, 2015	By:	/s/ Daniel Khesin
Daniel Khesin
President